Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the shares of Series A Common Stock, no par value, and Series B Common Stock, no par value, of Sociedad Química y Minera de Chile S.A. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: May 17, 2018

NUTRIEN LTD.

By:	/s/ Robert A. Kirkpatrick
Name: Robert A. Kirkpatrick Title: VP and Corporate Secretary

INVERSIONES PCS CHILE LIMITADA

By:	/s/ Jose Maria Eyzaguirre B.
Name: Jose Maria Eyzaguirre B. Title: Representative

INVERSIONES RAC CHILE S.A.

By:	/s/ Jose Maria Eyzaguirre B.
Name: Jose Maria Eyzaguirre B. Title: Representative

INVERSIONES EL BOLDO LIMITADA

By:	/s/ Jose Maria Eyzaguirre B.
Name: Jose Maria Eyzaguirre B. Title: Representative